UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022
__________________________________________
Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________________________

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definative Agreement.
On June 1, 2022, Casella Waste Systems, Inc. (the “Company”) completed a financing transaction pursuant to which the Company incurred indebtedness in the principal amount of $35.0 million. The transaction involved the issuance by Vermont Economic Development Authority (the “Issuer”) of $35.0 million principal amount (the “Series 2022A-1 Bonds”) of the aggregate $60.0 million of the Issuer’s Solid Waste Disposal Revenue Bonds (Casella Waste Systems, Inc. Project) Series 2022 (the “Bonds”). The Series 2022A-1 Bonds were issued pursuant to the Indenture, dated as of June 1, 2022, and entered into on June 1, 2022 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The proceeds of the Series 2022A-1 Bonds were loaned to the Company pursuant to a Loan Agreement, dated as of June 1, 2022, and entered into on June 1, 2022 (the “Loan Agreement”), between the Issuer and the Company, to finance and/or reimburse certain costs of certain capital projects in the State of Vermont and to pay certain costs of issuance of the Series 2022 A-1 Bonds. The Loan Agreement requires the Company to pay amounts from time to time owing with respect to the Bonds. Additional Bonds (as defined in the Indenture) in an aggregate principal amount which, together with the Series 2022A-1 Bonds, does not exceed $60.0 million may be issued under the Indenture and the proceeds thereof loaned to the Company, subject to the terms and conditions of the Indenture and the Loan Agreement, market conditions and other factors.
The Series 2022A-1 Bonds were issued on June 1, 2022 and will mature, subject to earlier optional or mandatory tender, on June 1, 2052. The Series 2022A-1 Bonds bear interest at the initial term interest rate of 5.000% per annum until the end of the initial interest rate period ending on May 31, 2027. After the end of the initial term interest rate period, the Series 2022A-1 Bonds may be converted to a variable (daily or weekly) interest rate period or to a new term interest rate period.
On June 1, 2027, and any other conversion date and on certain other dates specified in the Indenture, each holder of the Series 2022A-1 Bonds is required to tender the Bonds held by it for purchase and the Bonds are required to be purchased. BofA Securities, Inc., as remarketing agent for the Bonds (the “Remarketing Agent”), is required (except as otherwise provided in the Remarketing Agreement between the Company and the Remarketing Agent) to use its best efforts to remarket any Bonds tendered for purchase. Funds for the payment of the purchase price of any Bonds so purchased will be paid from the proceeds of any such resale or, to the extent such funds are insufficient, from the proceeds of a letter of credit, if the Bonds bear interest at a variable interest rate and are supported by a letter of credit at such time, or from payments made by the Company pursuant to the Loan Agreement or by the guarantors named in the Guaranty (as hereinafter defined).
The Loan Agreement contains standard representations, covenants and events of default for transactions of this type. Events of default under the Loan Agreement include a failure to make any loan payment or purchase price payment when due and the failure to observe and perform other covenants, conditions, or agreements under the Loan Agreement or related note that continues for a period of 60 days after notice. The Company’s indebtedness under the Loan Agreement may be accelerated upon the occurrence of an event of default. Additionally, while any Bonds are in a term interest rate period and are not supported by a letter of credit, (i) a change of control would require the Company to offer to repurchase the Bonds and (ii) the obligations under the Bonds can be accelerated if (a) the Company’s obligations under its senior credit facility have been accelerated or (b) if such obligations have been discharged, the Company’s obligations under any indebtedness in the principal amount of $30.0 million or more have been accelerated.
The Series 2022A-1 Bonds (as long as they are in a term interest rate period) are guaranteed by substantially all of the subsidiaries of the Company pursuant to a Guaranty Agreement, dated as of June 1, 2022, and entered into on June 1, 2022, jointly and severally by and among all or substantially all of the Company’s subsidiaries as guarantors and the Trustee (the “Guaranty”). Pursuant to the Guaranty, each guarantor will guarantee to the Trustee for the benefit of the owners and beneficial owners of the Series 2022A-1 Bonds the full and prompt payment of (i) the principal of and redemption premium, if any, on the Series 2022A-1 Bonds when and as the same become due; (ii) the interest on the Series 2022A-1 Bonds when and as the same becomes due; (iii) the purchase price of Series 2022A-1 Bonds tendered or deemed tendered for purchase pursuant to the Indenture; and (iv) all loan payments and purchase price payments due or to become due from the Company under the Loan Agreement (collectively, the “Guaranteed Obligations”). The obligations of each guarantor under the Guaranty will (subject to the release provisions contained therein or the conversion of the Series 2022A-1 Bonds to a variable interest rate period) remain in full force and effect until the entire principal payment of, redemption premium, if any, and interest on or purchase price of the Series 2022A-1 Bonds have been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full.
The Series 2022A-1 Bonds were issued as tax-exempt bonds. If the Company or the Issuer do not comply with certain of their respective covenants under the Indenture, the Loan Agreement or the tax compliance agreement, as applicable, or if certain representations or warranties made by the Company in the Loan Agreement or in certain related certificates are false, then the interest on the Bonds may become includable in gross income for federal income tax purposes retroactively to the date of original issuance of the Bonds. If the Bonds are declared to be taxable or the Loan Agreement is determined to be invalid, the Indenture provides that the Bonds are subject to mandatory redemption within 60 days thereafter at a redemption price equal to 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

A copy of the Loan Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Loan Agreement set forth above is qualified in its entirety by reference to the full text of the Loan Agreement filed herewith. A copy of the Guaranty is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Guaranty set forth above is qualified in its entirety by reference to the full text of the Guaranty filed herewith.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion of the Loan Agreement and the Guaranty set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	Loan Agreement, dated as of June 1, 2022, between Vermont Economic Development Authority and Casella Waste Systems, Inc.

4.2	Guaranty Agreement, dated as of June 1, 2022, by and between the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: June 1, 2022	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

3